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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-9613) of FaxSav Incorporated of our reports dated March 29, 1996, on our audits of the financial statements and financial statement schedule of FaxSav Incorporated (formerly Digitran Corporation). We also consent to the reference to our firm under the caption "Experts."


                                          COOPERS & LYBRAND L.L.P.


Parsippany, New Jersey
October 10, 1996